UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Oregon Gold, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

OREGON GOLD, INC.
A9 ZhongShenHua Yuan, CaiTian Nan Lu,
Shenzhen, China

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To all Shareholders of Oregon Gold, Inc.:

We cordially invite you to attend a special meeting of stockholders of Oregon Gold, Inc. (the “Company”). The special meeting will be held at A-2803, LianheGuang Chang, Binhe Da Dao, Futian District Shenzhen City, China, on November 1, 2010 at 10:00 a.m. local time to consider:

1.       a proposal to authorize the Company’s board of directors to restate the Company’s amended articles of incorporation to effect a twenty three (23)-for-one reverse stock split of the issued and outstanding shares of the Company’s common stock, such number consisting of only whole shares; and

2.       a proposal to authorize the Company’s board of directors to restate the Company’s amended articles of incorporation to provide for action by shareholders by written consent without a meeting; and

3.       any and all other matters that may properly come before the special meeting or any adjournment thereof.

The Board has fixed October 8, 2010, as the record date for the Special Meeting (the “Record Date”). Please read the attached proxy statement carefully. Only stockholders who owned shares at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting.  Shareholders will need to register at the meeting to attend the Special Meeting.  If your shares of common stock of the Company (“Common Shares”) are not registered in your name, you will need to bring proof of your ownership of those Common Shares to the Special Meeting in order to register to attend and vote.  If your Common Shares are held in an account with a brokerage firm, bank, dealer, or other similar institution, you should ask such institution to provide you with a proxy that shows your ownership of such Common Shares as of the Record Date.  Please bring that documentation to the Special Meeting.

You are urged to attend the Special Meeting in person, but, if you are unable to do so, our board of directors would appreciate the prompt return of the enclosed proxy card, dated and signed. You may revoke your proxy at any time before it is exercised, and your proxy will not be exercised if you attend the special meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS,

Yinfang Yang
Board Member, Chief Executive Officer & Chief Financial Officer

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

OREGON GOLD, INC.
A9 ZhongShenHua Yuan, CaiTian Nan Lu,
Shenzhen, China

October 9, 2010

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TIME: 10:00 a.m. local time

DATE:    November 1, 2010

PLACE:	A-2803, LianheGuang Chang, Binhe Da Dao Futian District Shenzhen City, China

You may vote if you were the record owner of Oregon Gold, Inc. common stock at the close of business on the Record Date. A list of stockholders of record will be available at the special meeting and, during the ten days prior to the special meeting, at the office of the Secretary at the above address.

BY ORDER OF THE BOARD OF DIRECTORS

Yinfang Yang
Chief Executive Officer & Chief Financial Officer

OREGON GOLD, INC.
A9 ZhongShenHua Yuan, CaiTian Nan Lu,
Shenzhen, China

PROXY STATEMENT FOR THE OREGON GOLD, INC.
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ONNOVEMBER 1, 2010

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE SPECIAL MEETING

Why am I receiving this proxy statement and proxy card?

You are receiving this Proxy Statement and proxy card because you were a shareholder of record of Oregon Gold, Inc. (the “Company”, “we”, “us” or “our.”) at the close of business on October 8, 2010 (referred to herein as the “Record Date”) and are entitled to vote at the Special Meeting.  This Proxy Statement describes the issues on which the Company would like you, as a shareholder, to vote.  It provides information on these issues so that you can make an informed decision.  You do not need to attend the Special Meeting to vote your Common Shares.

When you sign the proxy card, you appoint Yinfang Yang, Chief Executive Officer to the Company, as your representative at the Special Meeting.  As your representative, she will vote your Common Shares at the Special Meeting (or any adjournments or postponements of the Special Meeting) as you have instructed on your proxy card.  With proxy voting, your Common Shares will be voted whether or not you attend the Special Meeting.  Even if you plan to attend the Special Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Special Meeting, just in case your plans change.

If an issue comes up for vote at the Special Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representative will vote your Common Shares, under your proxy, at their discretion, subject to any limitations imposed by law.

When is the Record Date?

The Board has fixed October 8, 2010 as the Record Date for the Special Meeting.  Only holders of our common stock as of the close of business on the Record Date will be entitled to vote at the Special Meeting.

Who can vote at the special meeting of stockholders?

Stockholders who owned shares of our or common stock on the Record Date may attend and vote at the special meeting. Each share is entitled to one vote. There were 19,900,100 shares of the Company’s common stock outstanding on the Record Date. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Security Ownership by Management and Principal Stockholders” on page 14 of this proxy statement.

What am I voting on?

You are being asked to vote on the following:

1.       a proposal to authorize the Company’s board of directors to effect a twenty three (23)-for-one reverse stock split of the issued and outstanding shares of the Company’s common stock , such number consisting of only whole shares; and

2.       a proposal to authorize the Company’s board of directors to restate the Company’s amended articles of incorporation to provide for action by shareholders by written consent without a meeting; and

3.       any and all other matters that may properly come before the special meeting or any adjournment thereof.

How does the board of directors recommend that I vote?

Our board of directors unanimously recommends that the stockholders vote “for” the proposals.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If on the Record Date your shares were registered directly in your name with our transfer agent, Island Stock Transfer, you are a stockholder of record who may vote at the special meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the special meeting. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If on the Record Date your shares are held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the special meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the special meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the special meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the special meeting.

How do I vote?

(1)  You may vote by mail.

You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of Ms. Yang if a proposal comes up for a vote at the special meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted for the proposals being presented.

We will pass out written ballots to anyone who wants to vote at the special meeting. However, if you hold your shares in street name, you must bring to the special meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name.

We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the special meeting. You may do this by:

•	sending a written notice to the Company, stating that you would like to revoke your proxy of a particular date,

•	signing another proxy card with a later date and returning it before the polls close at the special meeting, or

•	attending the special meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the special meeting and vote at the special meeting, you must bring to the special meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the special meeting.

How are votes counted?

You may vote “for,” “against,” or “abstain” on approving the proposals at the Special Meeting.

How many stockholders are needed either in person or by proxy to hold the special meeting?

To hold the special meeting and conduct business, a majority of the Company’s outstanding shares entitled to vote as of the Record Date. This is called a quorum.

Shares are counted as present at the special meeting if the stockholder either:

•	is present and votes in person at the special meeting, or

•	has properly submitted a proxy card.

How many votes are required to ratify the proposals?

A majority of the outstanding shares of the Company are required to ratify the proposals.

How many votes are required to approve other matters that may come before the stockholders at the special meeting?

A majority of the shares present at the special meeting, in person or by proxy, excluding broker non-votes.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for approving the proposals.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the special meeting?

We will publish the final results of the Special Meeting in a Current Report on Form 8-K filed with the SEC.

Who can help answer my questions?

You can contact our corporate headquarters, at A9 ZhongShenHua Yuan, CaiTian Nan Lu, Shenzhen, China with any questions about proposals described in this proxy statement or how to execute your vote.

PROXY STATEMENT

Our board of directors is soliciting proxies for the special meeting of stockholders to be held on November 1, 2010 at 10 a.m. local time at A-2803, LianheGuang Chang, Binhe Da Dao, Futian District, Shenzhen City, China, This proxy statement contains important information for you to consider when deciding how to vote on the matters before the special meeting.

Our board of directors set October 8, 2010 as the record date for the special meeting (the “Record Date”). Stockholders who owned shares of common stock of Oregon Gold, Inc. on that date are entitled to vote at and attend the special meeting. Each share is entitled to one vote. There were 19,900,100 shares of the Company’s common stock outstanding on the Record Date.

Voting materials, which include this proxy statement and the proxy card, will be mailed to stockholders on or about October 13, 2010.

General Information

This proxy statement is being provided and the accompanying proxy is being solicited by our board of directors for use at the special meeting of stockholders of Oregon Gold, Inc. to be held at A-2803, LianheGuang Chang, Binhe Da Dao, Futian District, Shenzhen City, China, at 10:00 a.m. local time, or at any adjournment or postponement of the special meeting, for the purposes set forth in this proxy statement. We are mailing this proxy statement and accompanying proxy card on or about October 13, 2010 to all our stockholders entitled to notice of, and to vote at, the special meeting. Our principal executive office is located at A9 ZhongShenHua Yuan, CaiTian Nan Lu, Shenzhen, China, and our telephone number is (888) 257-4193.

Solicitation

We will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this proxy statement. We will furnish copies of solicitation materials to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of our common stock held in their names. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by our directors, officers and other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

Record Date, Voting Rights and Outstanding Shares

Only holders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the special meeting. As of the Record Date, we had 19,900,100 shares of common stock outstanding. Each share is entitled to one vote on each proposal that will come before the special meeting. A majority of the outstanding shares of common stock will constitute a quorum at the special meeting. Votes withheld, abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Broker Non-Votes

A broker non-vote occurs when a broker cannot vote a customer’s shares registered in the broker’s name because the customer did not send the broker instructions on how to vote on the matter. If the broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a “broker non-vote.”

Revocability of Proxy and Voting of Shares

Any stockholder giving a proxy has the power to revoke it at any time before the special meeting. It may be revoked by mailing to us at our principal executive offices, an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the special meeting and giving an election to our Secretary to vote in person. If not revoked, the proxy will be voted at the special meeting in accordance with the stockholder’s instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted FOR the proposals, and in accordance with the judgment of the proxy holder as to any other matter that may properly come before the special meeting or any adjournment thereof.

Proposal 1

TO AUTHORIZE OUR BOARD OF DIRECTORS IN ITS DISCRETION TO RESTATE THE COMPANY’S AMENDED ARTICLES OF INCORPORATION TO EFFECT A 23-FOR-ONE REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK, SUCH NUMBER CONSISTING OF ONLY WHOLE SHARES, DEPENDING UPON A DETERMINATION BY OUR BOARD OF DIRECTORS THAT SUCH A REVERSE STOCK SPLIT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS.

In this Proposal, our stockholders are being asked to authorize our board of directors, in its sole discretion, to restate the Company’s amended articles of incorporation to effect a 23-for-one reverse stock split of our issued and outstanding common stock, such number consisting of only whole shares.  If the proposed reverse stock split is approved at the special meeting, our board of directors may, in its sole discretion, effect the reverse stock split and restate the Company’s amended articles of incorporation (in the form annexed hereto). Notwithstanding the approval of the reverse stock split at the special meeting, our board of directors may, in its sole discretion, determine not to implement the reverse stock split.

General

Our board of directors has unanimously adopted a resolution approving, declaring advisable and recommending to the stockholders for their approval, a proposal that that the Company restate its amended articles of incorporation to provide that every twenty three (23) issued and outstanding share of common stock of the Company be automatically split into one share of Common Stock (the "Reverse Stock Split"). The resulting share ownership interest including resulting fractional shares for each individual shareholder shall be rounded up to the next share.

If approved by our stockholders, the reverse stock split would become effective on or about November 3, 2010. Our board of directors may effect only one reverse stock split under this proposal.  Even if the stockholders approve the reverse stock split, the Company reserves the right not to effect the reverse stock split if our board of directors does not deem it to be in the best interests of the Company and its stockholders to effect the reverse stock split.

As a result of the Reverse Stock Split the number of authorized shares of common stock, or the par value of our common stock will not change.

Purpose

Our board of directors approved the proposal authorizing the reverse stock split in order to adhere to the terms of the Letter of Intent entered into on June 3, 2010, between the Company and Surry Holdings Limited (hereinafter the “Surry”).  While there is no guarantee the Company will close the transactions referred to in the Letter of Intent, we feel it is in the best interests of the shareholders to take this action. We believe this action will attract additional investment in the Company which will in turn allow the Company to focus on opportunities to accelerate its growth.

In approving the proposal authorizing the reverse stock split, our board of directors considered that our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, our board of directors believes that most investment funds are reluctant to invest in lower priced stocks.

There are risks associated with the reverse stock split, including that the reverse stock split may not result in an increase in the per share price of our common stock or that any increase in the per share price of our common stock will not be sustained.

This proxy statement includes forward-looking statements, including statements regarding our intent to solicit approval of the reverse stock split, the timing and ratio of the reverse stock split and the potential benefits of the reverse stock split, including, but not limited to, potential for a higher stock price and potential recognition of greater shareholder value. The words “believe,” “expect,” “will,” “may” and similar phrases are intended to identify such forward-looking statements. Such statements reflect the current views and assumptions of the Company and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include, but are not limited to, risks relating to the volatility of our stock price, general market and economic conditions, the nature of the Company’s stockholders and potential stockholders and unexpected delays in preparing, filing and mailing definitive proxy materials for the reverse stock split.

We cannot predict whether the reverse stock split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied.

Determination of Ratio

In determining the 23-for one reverse stock split ratio, our board of directors considered numerous factors including the historical and projected performance of our common stock, prevailing market conditions and general economic trends.  Further this was agreed upon in connection with the Surry transaction.

Principal Effects of the Reverse Stock Split

The reverse stock split will be effected simultaneously for all our common stock and the exchange ratio will be the same for all of our common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. Common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. The reverse stock split will not affect our continuing to be subject to the periodic reporting requirements of the Securities and Exchange Act of 1934, as amended. The Reverse Stock Split will not affect the par value of our Common Stock. The Reverse Stock Split will not change the respective voting rights and other rights of Stockholders be altered, except for possible immaterial changes. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

For illustrative purposes only, the following table shows approximately the effect on our common stock of the various potential reverse stock splits:

	Prior to Reverse Stock Split
		23-for-1
Authorized	100,000,000	100,000,000
Issued and Outstanding Common Stock	19,900,100	865,222
Available for future issuance*	80,099,900	99,134,778

*Based on stock information as of the record date, after completion of the 23-for-one reverse stock split we will have approximately 99,134,778 shares of authorized but unissued shares of common stock. These additional shares would be available from time to time for corporate purposes including raising additional capital, acquisitions of companies or assets, for strategic transactions, including a sale of all or a portion of the Company, and sales of stock or securities convertible into common stock. These figures do not represent 200,000 shares of common stock issuable upon conversion of a $10,000 convertible promissory note.

We currently have no present intention, plan, arrangement or agreement, written or oral, to issue shares of our common stock for any purpose, except as it relates to the proposed Surry transaction, and for the issuance of shares of common stock the conversion of one convertible promissory note. Although we have no present intention to issue shares of common stock, except as noted above, because of our significant long-term capital requirements, we may in the future raise funds through the issuance of common stock when conditions are favorable, even if we do not have an immediate need for additional capital at such time. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If we issue additional shares, the ownership interests of holders of our common stock may be diluted.

While we expect that the Reverse Stock Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the Reverse Stock Split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of Stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results that have been outlined above.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If this proposal is approved by our stockholders, and if our board of directors still believes that a reverse stock split is in the best interests of the Company and its stockholders, our board of directors will restate our articles of incorporation to execute the desired 23-for-one reverse stock split. The reverse stock split will become effective on the split effective date. Beginning on the split effective date, each certificate representing old shares will be deemed for all corporate purposes to evidence ownership of new shares.

As soon as practicable after the split effective date, stockholders will be notified that the reverse stock split has been effected. We expect that our transfer agent, Island Stock Transfer, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of old shares will be asked to surrender to the exchange agent certificates representing old shares in exchange for certificates representing new shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any old shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for new shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split.  The resulting share ownership interest including resulting fractional shares for each individual shareholder shall be rounded up to the whole integer in such a manner that all rounding shall be done to the next share.

Accounting Matters

The reverse stock split will not affect total stockholders’ equity on our balance sheet. However, because the par value of our common stock will remain unchanged on the split effective date, the components that make up total stockholders’ equity will change by offsetting amounts. Given the proposed 23-for-one reverse stock split, the stated capital component will be reduced by one-23rd (1/23) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding. Prior periods’ per share amounts will be amended to reflect the reverse stock split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to be issued could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of the Company with another Company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our board of directors and stockholders.  This proposal is not a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.   As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board approving the Reverse Stock Split.

No Dissenter’s Rights

Under the Oregon Revised Statutes, our stockholders are not entitled to dissenter’s rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the old shares were, and the new shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

Other than the rounding up for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of old shares for new shares pursuant to the reverse stock split. The aggregate tax basis of the new shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the old shares exchanged therefor. The federal income tax liability, if any, generated by the receipt of the rounded up share in lieu of a fractional interest should be minimal in view of the low value of the fractional interest. The stockholder’s holding period for the new shares will include the period during which the stockholder held the old shares surrendered in the reverse stock split.

Our view regarding the tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the reverse stock split.

Vote Required; Recommendation of Board of Directors

The affirmative vote of the holders of a majority of all outstanding shares of the Company stock entitled to vote on this proposal will be required for approval.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE OUR BOARD OF DIRECTORS IN ITS DISCRETION TO EFFECT A 23-FOR-ONE REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK, SUCH NUMBER CONSISTING OF ONLY WHOLE SHARES.

PROPOSAL 2

TO AUTHORIZE THE COMPANY’S BOARD OF DIRECTORS TO RESTATE THE COMPANY’S AMENDED ARTICLES OF INCORPORATION TO PROVIDE FOR ACTION BY SHAREHOLDERS BY WRITTEN CONSENT WITHOUT A MEETING

In this Proposal, our stockholders are being asked to authorize our board of directors, in its sole discretion to restate the Company’s Amended Articles of Incorporation to provide for action by shareholders by written consent without a meeting.  A copy of the proposed Restated Articles of Incorporation are attached hereto as Appendix A.

Purpose

In connection with the proposed Letter of Intent with Surry, we will be required to perform several corporate actions over time.  Our board of directors felt it was in the best interests of our shareholders to permit the Company to be able to take such actions as are necessary via written consent of our shareholders without the need for a meeting.  If we do not proceed with this transaction the board of directors feels it will provide more flexibility for the Company in the future, in any transaction the Company may entertain.

Our bylaws have always contained this provision but a similar provision was not included in our Articles of Incorporation.  In order to comply with applicable sections of the Oregon Revised Statutes and permit us to take actions on a more expedited basis and at a lower expense to the Company, our board of directors approved the proposal authorizing the Restatement to our Articles of Incorporation to permit shareholder vote by written consent.

In approving this proposal the board of directors considered that our sole officer and director owns 10,502,389 shares of our common stock, representing 52.3% of the outstanding shares of common stock on a fully diluted basis, and has indicated she would approve such action.  Such number of shares represents enough votes to pass this action.

Risks

There are risks associated with this proposal.  In the event the Company does not proceed with the Surry transaction there will not be a need for further actions as contemplated the letter of intent.  Further, this proposal would permit the Company to take corporate actions in the future without a meeting (but with notice) upon the approval of a majority shareholder (currently Ms. Yang, our sole officer and director).

Principal Effects

The principal effect of this proposal would be to provide management with increased flexibility in taking prompt advantage of the Surry transaction or any future potential acquisition and equity financing transactions without the expense and delay of calling meetings of the stockholders.

Procedure for Restating our Articles of Incorporation

Provided we receive approval from the shareholders, we anticipate filing the Restated Articles of Incorporation promptly after the meeting is held.

Vote Required; Recommendation of Board of Directors

The affirmative vote of the holders of a majority of all outstanding shares of the Company stock entitled to vote on this proposal will be required for approval.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE OUR BOARD OF DIRECTORS IN ITS DISCRETION TO RESTATE THE COMPANY’S AMENDED ARTICLES OF INCORPORATION TO PROVIDE FOR ACTION BY SHAREHOLDERS BY WRITTEN CONSENT WITHOUT A MEETING.

SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth certain information with respect to beneficial ownership of our shares of common stock as of October 8, 2010: (i) by each person (or group of affiliated persons) who we know to own beneficially more than five percent of our outstanding shares of common stock; (ii) by each individual who served as our chief executive officer during the fiscal year ended December 31, 2009; and (iii) by all of our current directors and executive officers as a group. As of October 8, 2010, we had 19,900,100 shares of common stock outstanding. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Common Stock
Name and Address of Beneficial Owner	Number(1)		Percent of Class (2)
Yinfang Yang (2)	10,502,389	(1)	52.3%

Directors and executive officers as a group (1 person)	10,502,389	(1)	52.3%

(1)	Numbers indicated on the table are pre reverse split numbers. Percentages will remain the same after the reverse split, but the ownership total would be 456,626 shares of common stock

(2)
Calculated on the basis of 20,100,100 shares of common stock issued and outstanding as of October 8, 2010 except that shares of common stock underlying instruments exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants. This calculation includes 200,000 shares of common stock issuable upon the conversion of a $10,000 convertible promissory note.

(3)	The Address for Ms. Yang is 303 Shahe Street, Nanshan District, Shenzhen City, China 518031. Ms. Yang is the sole director and the CEO and CFO of the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Parties

We are not a party to any transactions between us and certain “related parties,” which are generally considered to be our directors and executive officers, nominees for director, holders of 5% or more of our outstanding common stock and members of their immediate families.

OTHER MATTERS

Our board of directors does not know of any other matter that may come before the special meeting. If any other matters are properly presented to the special meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

Our board of directors hopes that stockholders will attend the special meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the special meeting, and your cooperation will be appreciated. Stockholders of record who attend the special meeting may vote their shares even though they have sent in their proxies.

BY ORDER OF THE BOARD OF DIRECTORS

Yinfang Yang

APPENDIX A
RESTATED
ARTICLES OF INCORPORATION
BUSINESS CORPORATION

ARTICLE 1

The name of the corporation is: Oregon Gold, Inc.

ARTICLE 2

The number of shares of common stock the Corporation is authorized to issue is 100,000,000.

Effective as of the filing date of these Restated Articles of Incorporation with the Secretary of State of the State of Oregon, the Corporation will affect a 1-for-23 reverse split of its issued shares of common stock. As of that date, every 23 shares then issued and outstanding or held in the Corporation’s treasury will be combined into and represent one share of its common stock. No fractional shares of Common Stock shall be issued as a result of the reverse split. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock. Instead, any fractional share shall be rounded up to the nearest whole share.

ARTICLE 3

The name of the initial registered agent is: Business Filings Incorporated, 3533 Fairview Industrial Drive SE, Salem, Oregon 97302-1155.  Located in the county of Marion.

ARTICLE 4

The Division may mail notices to 3533 Fairview Industrial Drive SE, Salem, Oregon 97302-1155.  Located in the county of Marion.

ARTICLE 5

The name and address of the incorporator is: Business Filings Incorporated, Mark Schiff, AVP, 8025 Excelsior Dr., Suite 200, Madison, WI 53717.

ARTICLE 6

The name and address of the initial director of the corporation is: Mitch Geisler, 141 Adelaide Street West #1004, Toronto, Canada M5H3L5.

ARTICLE 7

Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

______________                                                                Dated: ___________
Yinfang Yang

OREGON GOLD, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Yinfang Yang, individually, proxies, with full power of substitution, to vote all shares of common stock of Oregon Gold, Inc., an Oregon corporation (the “Company”), which the undersigned is entitled to vote at the special meeting of stockholders to be held at A-2803, LianheGuang Chang, Binhe Da Dao, Futian District, Shenzhen City, China, on November 1, 2010 at 10:00 a.m. local time, or any adjournment thereof. The proxies are being directed to vote as specified below, or, if no specification is made, FOR the proposal to authorize the board of directors in its discretion to effect a 23-for-one reverse stock split of the issued and outstanding shares of the Company’s common stock, such number consisting of only whole shares; and in accordance with their discretion on such other matters that may properly come before the special meeting.

THE DIRECTORS RECOMMEND A VOTE FOR:

1.         ☐  FOR             ☐  AGAINST             ☐  ABSTAIN

A proposal to authorize the Company’s board of directors in its discretion to restate the Company’s amended Articles of Incorporation to effect a 23-for-one reverse stock split of the issued and outstanding shares of the Company’s common stock, such number consisting of only whole shares, depending upon a determination by the board of directors that such a reverse stock split is in the best interests of the Company and its stockholders, and authorizing the Company’s board of directors to file one such amendment.

2 .         ☐  FOR             ☐  AGAINST             ☐  ABSTAIN

A proposal to authorize the Company’s board of directors to restate the Company’s amended Articles of Incorporation to provide for action by shareholders by written consent without a meeting.

I plan to attend the special meeting                                  ☐            Yes            ☐         No

Signature(s)         Date:

(Signature(s) must be exactly as name(s) appear on this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the names of more than one person, each should sign this proxy.)